Exhibit 99.1

908 Devices Reports First Quarter 2026 Financial Results and Raises 2026 Revenue Outlook

Revenue increased 14% compared to prior year, growth in both Mass Spec and FTIR

Acquired NIRLAB AG, expanding narcotics identification capabilities

BURLINGTON, Mass. – May 6, 2026 – 908 Devices Inc. (Nasdaq: MASS), a core small-cap growth company focused on purpose-built handheld chemical analysis tools for vital health, safety and defense tech applications, today reported financial results for the quarter ended March 31, 2026.

“We delivered a strong start to 2026, achieving 14% revenue growth and meaningful margin expansion,” said Kevin J. Knopp, CEO and Co-founder. “We are also excited to announce the acquisition of NIRLAB AG, a strategic transaction that broadens our reach into the lower-cost, widely-deployable segment of the narcotics detection market while increasing our recurring revenue opportunity through software subscriptions. This transaction reflects our focus on disciplined growth investments as we continue to execute our transformation strategy.”

Recent Highlights

•	Revenue of $13.4 million for the first quarter of 2026, increasing 14% year over year

•	Recurring revenue was $4.0 million, representing 30% of total revenues for the quarter

•	Gross margin was 51% and Adjusted gross margin was 57% for the first quarter of 2026, a 290-basis point improvement in Adjusted gross margin compared to the first quarter of 2025

•	Ended the quarter with a strong balance sheet, with a cash position of $111.7 million, consuming less than $1.5 million in the first quarter

•	Subsequent to quarter end, acquired NIRLAB AG, bringing complementary drug detection capabilities, more international mix, and a high-retention recurring subscription model

First Quarter 2026 Financial Results

Revenue was $13.4 million for the three months ended March 31, 2026, a 14% increase over the prior year period, driven by an increase in product revenue for mass spec, from an increase in placements, and from a shift in FTIR product mix. OEM and funded partnership revenue was $0.6 million for the current and prior year period. The installed base grew 23% year-over-year to 3,903 devices, with 167 devices placed during the first quarter. Recurring revenue represented 30% of total revenues in the quarter.

Gross profit was $6.9 million for the first quarter of 2026, compared to $5.5 million for the corresponding period in the prior year. GAAP gross margin was 51% as compared to 47% for the corresponding prior year period. Adjusted gross profit was $7.7 million for the first quarter of 2026, compared to $6.4 million for the corresponding period in the prior year. Adjusted gross margin was 57%, as compared to 54% for the corresponding prior year period. The increase in adjusted gross margin percentage was primarily driven by higher product revenues, including a shift in channel mix, along with the favorable impact of consolidated facilities, offset in part by lower service gross margins.

Operating expenses were $19.8 million for the first quarter of 2026, compared to $16.6 million for the corresponding prior year period. The increase of $3.2 million includes a noncash increase of $3.9 million related to a change in the fair value of the contingent consideration liability, and a $0.7 million reduction of operating expenses related to research and development and selling, general, and administrative costs.

Net loss from continuing operations was $12.0 million for the first quarter of 2026, compared to a net loss from continuing operations of $9.8 million for the corresponding prior year period. Adjusted EBITDA was a loss of $2.5 million for the first quarter of 2026, compared to a loss of $4.6 million for the corresponding period in the prior year.

Net loss attributable to common stockholders was $12.0 million for the first quarter of 2026, compared to net income of $43.6 million for the corresponding prior year period. The income was related to the divestiture of our bioprocessing product portfolio which resulted in a gain of $56.6 million, net of transaction costs, and was also offset by a loss from discontinued operations for the first two months of the first quarter of 2025.

Cash, cash equivalents and marketable securities were $111.7 million as of March 31, 2026, with no debt outstanding.

2026 Guidance

908 Devices now expects full year 2026 revenues to be in the range of $67.0 million to $70.0 million, representing 19% to 25% growth compared to 2025 revenue.

Webcast Information

908 Devices will host a conference call to discuss the first quarter 2026 financial results before market open on Wednesday, May 6, 2026 at 8:30 am Eastern Time. A webcast of the conference call can be accessed in the Investor Relations section of 908devices.com. The webcast will be archived and available for replay for at least 90 days after the event.

About 908 Devices

908 Devices is revolutionizing chemical analysis with its simple handheld devices, addressing life-altering applications. The Company’s devices are used at the point-of-need to interrogate unknown and invisible materials and provide quick, actionable answers in vital health, safety and defense tech applications, addressing the fentanyl and illicit drug crisis, toxic carcinogen exposure, and global security threats. The Company designs and manufactures innovative products that bring together the power of complementary analytical technologies, software automation, and machine learning. For more information, visit www.908devices.com.

Non-GAAP Measures of Financial Performance

To supplement the Company’s financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release and presented with detailed reconciliations to comparable GAAP financial results in the tables below:

•	Adjusted gross profit is defined as gross profit excluding intangible amortization, acquisition and integration costs, restructuring charges (including the costs of severance), and non-cash expenses related to stock-based compensation.

•	Adjusted gross margin is defined as adjusted gross profit expressed as a percentage of total revenue.

•	Adjusted EBITDA is defined as net income (loss) from continuing operations excluding other income, benefit for income taxes, depreciation, intangible amortization, acquisition and integration costs, restructuring charges (including the costs of severance), non-cash expenses related to stock-based compensation, and costs associated with contingent consideration related to the Company’s acquisitions and for which the conditions for payment have not yet been achieved.

The Company’s non-GAAP financial results presented in this earnings release exclude certain costs that management believes do not have a direct correlation to future business operations, nor do the resulting charges recorded accurately reflect the performance of ongoing operations for the period in which such charges are recorded, nor do the resulting charges recorded accurately reflect the anticipated cash flows of ongoing operations, and as such, excluding these costs allows management to understand and evaluate core operating performance and trends. However, as there are no standardized methods of calculating these non-GAAP financial measures, the Company’s methods may differ from those used by other companies in its industry, and accordingly, the use of these measures may not be directly comparable to similar measures used by others, thus limiting their usefulness for purposes of comparison. Furthermore, these non-GAAP measures have certain limitations since they do not include the impact of certain expenses and cash flows that are reflected in the Company’s GAAP financial results. Accordingly, when analyzing the Company’s operating performance and guidance, investors should not consider non-GAAP measures in isolation or as a substitute for, or superior to, comparable financial measures prepared in accordance with GAAP. Rather, the Company believes that these non-GAAP financial measures, when viewed in addition to and not in lieu of reported GAAP financial results, provide investors with additional meaningful information to assess financial performance and trends, enable comparison of financial results between periods, and allow for greater transparency with respect to key metrics utilized internally in analyzing and operating the Company’s business.

Forward Looking Statements

This press release includes “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward-looking statements, including, without limitation, statements regarding the Company’s future revenue and growth and the benefits of the Company’s acquisition of NIRLAB. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on management’s current expectations and involve known and unknown risks, uncertainties and assumptions which may cause actual results to differ materially from any results expressed or implied by any forward-looking statement, including the risks outlined under “Risk Factors” and elsewhere in the Company’s filings with the Securities and Exchange Commission (SEC) which are available on the SEC's website at www.sec.gov. Additional information will be made available in our annual and quarterly reports and other filings that we make from time to time with the SEC. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it cannot guarantee future results. The Company has no obligation, and does not undertake any obligation, to update or revise any forward-looking statement made in this press release to reflect changes since the date of this press release, except as may be required by law.

Investor and Media Contact:

Barbara Russo

IR@908devices.com

908 DEVICES INC.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue:
Product revenue	$10,737	$8,529
Service and contract revenue	2,644	3,248
Total revenue	13,381	11,777
Cost of revenue:
Product cost of revenue	5,160	4,725
Service and contract cost of revenue	1,339	1,511
Total cost of revenue	6,499	6,236
Gross profit	6,882	5,541
Operating expenses:
Research and development	3,471	3,829
Selling, general and administrative	9,914	10,239
Change in fair value of contingent consideration	6,381	2,499
Total operating expenses	19,756	16,567
Loss from continuing operations	(12,884)	(11,026)
Other income, net	929	1,189
Net loss from continuing operations	(11,955)	(9,837)
Net income from discontinued operations, net of tax	—	53,440
Net income (loss) attributable to common stockholders	$(11,955)	$43,603
Net income (loss) from continuing operations per share attributable to common stockholders, basic and diluted	$(0.32)	$(0.28)
Net income from discontinued operations per share attributable to common stockholders, basic and diluted	$—	$1.51
Net income (loss) per share attributable to common stockholders, basic and diluted	$(0.32)	$1.23

Basic and diluted	36,818,481	35,386,483

908 DEVICES INC.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31,	December 31,
	2026	2025
Assets
Current assets:
Cash, cash equivalents and marketable securities	$111,742	$112,970
Accounts receivable, net	9,865	11,327
Inventory	13,240	12,990
Prepaid expenses and other current assets	7,167	7,272
Total current assets	142,014	144,559
Operating lease, right-of-use assets	4,205	4,397
Property and equipment, net	4,141	4,232
Intangible, net	35,679	36,412
Other long-term assets	656	471
Total assets	$186,695	$190,071
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$7,084	$8,424
Deferred revenue	9,470	8,934
Operating lease liabilities and other liabilities	23,106	16,706
Total current liabilities	39,660	34,064
Deferred revenue, net of current portion	9,068	8,331
Other long-term liabilities	3,796	3,977
Total liabilities	52,524	46,372
Total stockholders' equity	134,171	143,699
Total liabilities and stockholders' equity	$186,695	$190,071

908 DEVICES INC.

Reconciliations of GAAP to Non-GAAP Financial Measures

(Unaudited, amounts in thousands, except percentage and per share data)

In all tables below, totals may not add due to rounding

Reconciliation from Gross Profit (GAAP) to Adjusted Gross Profit (Non-GAAP) and Margin Percentage:

	Three Months Ended
	March 31,
	2026	2025
Gross Profit (GAAP)	$6,881	$5,541

Intangible amortization	635	635
Acquisition and integration costs	-	50
Restructuring	-	66
Stock-based compensation	155	117

Adjusted Gross Profit (Non-GAAP)	$7,671	$6,409

Gross Margin Percentage (GAAP)	51%	47%

Adjusted Gross Margin Percentage (Non-GAAP)	57%	54%

Reconciliation from Net Loss from Continuing Operations (GAAP) to Adjusted EBITDA (Non-GAAP):

	Three Months Ended
	March 31,
	2026	2025
Net Loss from continuing operation (GAAP)	$(11,955)	$(9,838)

Adjustments:
Other income, net	(929)	(1,188)
Depreciation	406	291
Intangible amortization	732	713
Acquisition and integration costs	438	640
Restructuring	-	93
Stock-based compensation	2,399	2,221
Change in fair value of contingent consideration	6,381	2,499

Adjusted EBITDA (Non-GAAP)	$(2,528)	$(4,569)